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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 11, 1997 included in Wilsons The Leather Experts Inc. Prospectus dated May 27, 1997 and to all references to our Firm included in this registration statement.



                                         /s/ ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
 June 23, 1997